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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our reports dated November 27, 2000, with respect to the Gerald Stevens, Inc. consolidated financial statements as of August 31, 2000 and 1999 and for each of the three years in the period ended August 31, 2000, and to all references to our Firm included in or made a part of this Registration Statement.



ARTHUR ANDERSEN LLP

Miami, Florida,
  January 19, 2001.